UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

HireRight Holdings Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was shared with the employees of HireRight Holdings Corporation on February 16, 2024:

Subject Line: Important Company News

HireRight Team,

I know many of you have been following along closely since our update in early December, and today I am writing to share an important update: we have announced that HireRight has agreed to be acquired by General Atlantic and Stone Point.

We are coming up on HireRight’s 30-year anniversary and today’s milestone further signifies just how far we have come, what we have built and the opportunities ahead. Data security, technology innovation and process optimization are more relevant today than ever before - we sit at their intersection and our partners at General Atlantic and Stone Point recognize it, too.

Through this transaction, HireRight will become a private company again, and we will have the opportunity to tap into General Atlantic and Stone Point’s significant resources to accelerate our growth initiatives. Both firms have been long-term investors and are intimately familiar with our company and team. We are excited by the opportunities ahead with trusted partners who believe in our business, recognize the strength of our global brand and team and are aligned to our strategy.

I am sure you’re understandably wondering what this means for you and for our entire team. While HireRight will no longer be a publicly traded company following the close of the transaction, many of you recall what life here was like as a private company. As such, we expect minimal changes to how we operate today - our team will remain in place and we will continue to do business under the HireRight brand.

While this is only day one, and we don’t have all the answers just yet, attached is a set of FAQs that should answer some of your initial questions. We expect to close the transaction in mid-2024 and will be working through the approval process over the next few months. My commitment to you is that we will maintain our transparency and will provide updates on the process as frequently as we can.

We have a lot to be proud of and I hope you share my excitement for our next chapter.

Sincerely,

Guy

Consistent with company policy, please refer any outside inquiries on this news to our authorized company spokesperson, Teresa Fitzgibbons at teresa.fitzgibbons@hireright.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the United States Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “should,” “can,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “forecast,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “strategy,” “opportunity,” “ambitions,” “aspire” and similar expressions, and variations or negative of such terms or other variations thereof. Words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such statements regarding the transactions contemplated by the Agreement and Plan of Merger among HireRight Holdings Corporation (the “Company”), Hearts Parent, LLC, and Hearts Merger Sub, Inc. (the “Transaction”), including the expected time period to consummate the Transaction, the anticipated benefits (including synergies) of the Transaction and integration and transition plans, opportunities, anticipated future performance, expected share buyback programs and expected dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the anticipated tax treatment of the Transaction is not obtained; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of rating agency actions and the Company’s ability to access short- and long-term debt markets on a timely and affordable basis; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K that are available on the Company’s website at https://www.hireright.com and on the website of the Securities Exchange Commission (the “SEC”) at http://www.sec.gov. The Company’s forward-looking statements are based on assumptions that the Company’s believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date they are made.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive version of the Proxy Statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the Transaction. This Schedule 14A is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE THEREIN AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://www.hireright.com or by contacting the Company by submitting a message at investor.relations@hireright.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company and their ownership of the Company common stock is also set forth in the Company’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders, as filed with the SEC on April 14, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1859285/000114036123018387/ny20007594x1_def14a.htm). Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 10, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1859285/000185928523000034/hrt-20221231.htm), and in the sections entitled “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” included in the Company’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders, as filed with the SEC on April 14, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1859285/000114036123018387/ny20007594x1_def14a.htm). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the Proxy Statement, the Schedule 13E-3 and other relevant materials to be filed with the SEC when they become available These documents can be obtained free of charge from the SEC’s website at www.sec.gov.